UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OTIS WORLDWIDE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	83-3789412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Carrier Place Farmington, Connecticut	06032
(Address of principal executive offices)	(Zip Code)

HIGHLAND HOLDINGS S.À R.L.
(Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	98-1507045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6, rue Jean Monnet L-2180 Luxembourg, Grand Duchy of Luxembourg R.C.S. Luxembourg:	L-2180
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
2.875% Notes due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-270834.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1          Description of Registrant’s Securities to be Registered.

Highland Holdings S.à r.l. (the “Issuer”) is an indirect wholly-owned consolidated subsidiary of Otis Worldwide Corporation, a Delaware corporation (“Otis” and, together with the Issuer, the “Registrants”). The Registrants have filed with the Securities and Exchange Commission (the “Commission”) a Prospectus dated March 24, 2023 (the “Prospectus”) included in the Registrants’ automatic shelf registration statement on Form S-3ASR (No. 333-270834) originally filed with the Commission under the Securities Act of 1933 on March 24, 2023 and a Prospectus Supplement dated November 13, 2024 (the “Prospectus Supplement”) in connection with the offering of €850 million aggregate principal amount of 2.875% Notes due 2027 (the “Notes”).

The description of the Notes appearing under the caption “Description of Debt Securities of Highland Holdings S.à r.l” in the Prospectus and under the caption “Description of the Notes” in the Prospectus Supplement are incorporated by reference herein.

Item 2          Exhibits.

4.1
Indenture, dated as of November 12, 2021, among Otis Worldwide Corporation, Highland Holdings S.à r.l. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 of Otis’ Current Report on 8-K filed with the Commission on November 12, 2021).

4.2
Supplemental Indenture No. 2, dated as of November 19, 2024, among Otis Worldwide Corporation, Highland Holdings S.à r.l and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.5 of Otis’ Current Report on 8-K filed with the Commission on November 19, 2024).

4.3	Form of 2.875% Note due 2027 (incorporated herein by reference to Exhibit 4.6 of Otis’ Current Report on 8-K filed with the Commission on November 19, 2024).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OTIS WORLDWIDE CORPORATION

	By:	/s/ Imelda Suit
		Name:	Imelda Suit
		Title:	Senior Vice President, Treasurer

Date: November 19, 2024

HIGHLAND HOLDINGS S.À R.L.

	By:	/s/ Bradley G. Thompson
		Name:	Bradley G. Thompson
		Title:	Class A Manager, Chief Executive Officer

Date: November 19, 2024